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Exhibit 5.14

CONSENT OF EXPERT

        The undersigned, Mr. James N. Grey, consents to the reference to him under the heading "Interest of Experts" in the Registration Statement on Form F-10, of Goldcorp Inc.

By:	/s/ JAMES N. GREY
Name:	James N. Grey
Date:	March 21, 2006

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CONSENT OF EXPERT